Exhibit 99.1

FOR RELEASE AT 5:15 PM EST FEBRUARY 9, 2007

Contacts:

Paul Rosenbaum	Investors
Rentrak Corporation	PondelWilkinson Parham
Chairman & CEO	Ron Parham
503-284-7581	503-297-0202
par@rentrak.com	rparham@pondel.com

RENTRAK’S PREVIOUSLY ANNOUNCED THIRD QUARTER EARNINGS REDUCED BY $0.02 PER SHARE TO REFLECT

REVERSAL OF ONE-TIME, NON-CASH ADJUSTMENT

– No Impact on Previously Announced Revenues or Cash Flows –

PORTLAND, Ore. (February 9, 2007)—Rentrak Corp. (Nasdaq:RENT) today filed with the Securities and Exchange Commission an 8-K revising the company’s previously announced financial results for its third fiscal quarter ended December 31, 2006.

The company’s preliminary third quarter results, announced on February 6, 2007, included a non-cash adjustment that had a one-time effect of reducing selling and administrative expenses by $362,000 and increasing net income, net of tax, by $218,000, or $0.02 per diluted share, for the fiscal quarter.

To determine the appropriate accounting treatment of this non-cash adjustment in accordance with Generally Accepted Accounting Principles (GAAP), management proactively initiated extensive discussions with members of the company’s Audit Committee and representatives of the company’s independent registered public accounting firm, and received concurrence.

However, on February 8, 2007, the company’s independent registered public accounting firm, after additional analysis, reversed their position and recommended a different accounting treatment than originally agreed upon.

Accordingly, the company’s interim financial statements for the fiscal quarter ended December 31, 2006, filed today with the Securities and Exchange Commission under cover of Form 10-Q, reflect reversal of the one-time, non-cash adjustment, resulting in basic and diluted earnings per share of $0.08, rather than the $0.10 previously reported on February 6, 2007.

Rentrak Chairman and Chief Executive Officer Paul Rosenbaum noted, “We take very seriously our responsibility to provide investors with timely and accurate financial results in accordance with GAAP. The reversal of this non-cash adjustment had no effect on previously reported revenues or cash flows and management does not believe that there will be any effect on future results of operations, nor any impact on the company’s business activities.”

The accompanying unaudited condensed consolidated balance sheet at December 31, 2006, and unaudited condensed consolidated income statements for the periods ended December 31, 2006 and 2005, reflect the effects of reversing the adjustment referenced above.

About Rentrak Corporation

Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail, advertising and manufacturing industries. The company’s Entertainment Essentials™ suite of services is redefining media measurement in the digital broadband era. Entertainment Essentials provides customers with near-real-time, actionable insight into performance of content distributed over a wide variety of modern media technologies. Available by license or subscription, each Entertainment Essentials application allows executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage. For further information, please visit Rentrak’s corporate Web site at http://www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipates,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2006 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,	March 31,
	2006	2006 (1)
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$7,687	$15,666
Marketable securities	22,102	14,832
Accounts receivable, net of allowances for doubtful accounts of $579 and $461	18,924	18,314
Note receivable	380	—
Advances to program suppliers, net of program supplier reserves of $51 and $32	339	225
Deferred income tax assets	107	110
Other current assets	665	607
Total Current Assets	50,204	49,754

Property and Equipment, net of accumulated depreciation of $5,864 and $5,876	5,200	3,623
Deferred Income Tax Assets	411	312
Other Assets	612	639
Total Assets	$56,427	$54,328

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$12,812	$15,493
Taxes payable	198	972
Accrued liabilities	780	532
Deferred rent, current portion	90	—
Accrued compensation	1,172	1,366
Deferred revenue	525	484
Total Current Liabilities	15,577	18,847

Deferred rent, long-term portion	807	—
Notes payable	914	—
Total Liabilities	17,298	18,847

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,646 and 10,697	11	11
Capital in excess of par value	47,407	48,069
Accumulated other comprehensive income	103	181
Accumulated deficit	(8,392)	(12,780)
Total Stockholders’ Equity	39,129	35,481
Total Liabilities and Stockholders’ Equity	$56,427	$54,328

(1) Derived from our March 31, 2006 audited consolidated financial statements.

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2006	2005	2006	2005
Revenue	$26,757	$23,957	$77,741	$65,003

Operating expenses:
Cost of sales	19,394	17,014	53,541	45,364
Selling and administrative	6,268	5,454	18,057	15,787
	25,662	22,468	71,598	61,151
Income from operations	1,095	1,489	6,143	3,852

Other income (expense):
Interest income	420	283	1,115	693
Interest expense	(3)	—	(5)	(2)
	417	283	1,110	691

Income before income taxes	1,512	1,772	7,253	4,543
Provision for income taxes	643	646	2,865	1,657
Net income	$869	$1,126	$4,388	$2,886

Basic net income per share	$0.08	$0.11	$0.41	$0.27

Diluted net income per share	$0.08	$0.10	$0.39	$0.26

Shares used in per share calculations:
Basic	10,666	10,567	10,639	10,556
Diluted	11,249	11,054	11,179	11,071